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Exhibit 23.1

Consent of Independent Accountants

We hereby conscent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-24011, No. 333-24013 and No. 333-09146) of
Apex PC Solutions, Inc. of our report dated January 27, 1999, except as to the 3-for-2 stock split and description of litigation description of litigation described in Subsequent Event as to which the date is March 4, 1999, appearing in this Form 10-K.

PricewaterhouseCoopers LLP
Seattle, Washington
March 26, 1999